Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-228404
333-228404-05

PROSPECTUS SUPPLEMENT NO. 1

(to Prospectus dated August 27, 2020)

INVESCO DB MULTI-SECTOR COMMODITY TRUST

INVESCO DB BASE METALS FUND

18,600,000 Common Units of Beneficial Interest

This Prospectus Supplement No. 1 (“Supplement No. 1”) supplements and amends the Prospectus dated August 27, 2020 (the “Prospectus”).

Effective November 2, 2020 (the “Effective Date”), the number of Shares required for a Creation Unit of the Invesco DB Base Metals Fund (the “Fund”) will change from 200,000 to 100,000. As a result, as of the Effective Date, all references in the Prospectus to the number of Shares required for a Creation Unit are updated accordingly.

Shares of the Invesco DB Base Metals Fund are listed on NYSE Arca, Inc. under the symbol “DBB”.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 12 of the Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 1. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 1 is September 30, 2020.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-DBB-PRO-1-SUP-1 093020